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                                  EXHIBIT 10(d)




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                           LOAN AND SECURITY AGREEMENT

                                 By and Between


                 ADAGE, INC., ALLISTER MANUFACTURING CO., INC.,
           FORT ORANGE PAPER COMPANY, INC., RELM COMMUNICATIONS, INC.
                           and REDGO PROPERTIES, INC.

                                       and

                               UJB FINANCIAL CORP.



                         ------------------------------

                            Dated: February 27, 1996

                         ------------------------------


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                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is made effective the 27th day of February, 1996, by and between ADAGE, INC., ALLISTER MANUFACTURING CO., INC., FORT ORANGE PAPER COMPANY, INC., RELM COMMUNICATIONS, INC., REDGO PROPERTIES, INC., and each of their Subsidiaries listed on Schedule 1 attached hereto (each a "Borrower" and collectively, "Borrowers") and UJB FINANCIAL CORP. ("Bank").

                                   BACKGROUND

         A. Borrowers have requested that Bank extend a certain credit facility to Borrowers, which Bank is willing to do on the terms set forth herein.

         B. Capitalized terms not otherwise defined herein will have the meanings set forth therefor in Section 13 of this Agreement.

         NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrowers by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

                                      TERMS

1.       THE LINE USE OF PROCEEDS.

         1.1 Line of Credit. Bank will establish for Borrowers for and during the period from the date hereof and until February 27, 1999 subject to the terms and conditions hereof, a revolving line of credit (the "Line") pursuant to which Bank will from time to time make loans or other extensions of credit to Borrowers in an aggregate amount not exceeding the lessor of: (a) the Formula, or (b) the Committed Amount. Within the limitations set forth above, Borrowers may borrow, repay and reborrow under the Line. The Line shall be subject to all terms and conditions set forth in all of the Loan Documents (as hereafter defined) which terms and conditions are incorporated herein. Maintenance of the Line shall be conditioned on Borrowers' continued compliance with the terms and conditions hereof and of the Loan Documents. Borrowers' obligation to repay the loans and extensions of credit under the Line shall be evidenced by Borrowers' promissory note (the "Note") in the face amount of Fifteen Million Dollars ($15,000,000.00), which shall be in the form attached hereto as Exhibit "A", with the blanks appropriately filled in. The Line shall be subject to review and renewal, at the sole discretion of Bank.

         1.2 Use of Proceeds. Borrowers agree to use advances under the Line to refinance existing indebtedness of Borrowers to Chemical Bank and Bank and for general corporate purposes.

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         1.3 Method of Advances. On any Business Day, Borrowers may request an advance under the Line by delivering to the bank officer designated by Bank no later than 11:00 a.m. Philadelphia time on the Business Day such advance is requested to be funded, a completed and executed borrowing base certificate together with such collateral and back-up documentation as Bank may from time to time require. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an advance available to Borrowers by crediting such proceeds to Borrowers' deposit account with Bank. Such request may be by telephone, unless Bank has advised Borrowers that written requests are required. Bank may require prompt written confirmation of any telephone request and additional back-up documentation, from time to time. Each request for an advance under the Line shall be conclusively presumed to be made by a person authorized by Borrowers to do so. However, Bank may require that specified officers of Borrowers sign each borrowing base certificate.

         In addition to the foregoing, Borrowers authorize Bank, without further authorization or notice, to make advances under the Line into Borrowers' operating account with Bank. Such advances will be in amounts sufficient to honor checks drawn on such account, provided that Borrowers have sufficient availability for advances under Section 1.1 and no Event of Default or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, has occurred. Bank reserves the right not to honor any checks drawn on such account, if such honor would result in an advance under the Line in excess of availability under Section 1.1 or if an Event of Default or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, has occurred. All advances made by Bank into such account shall be deemed to be loans under the Line. Such account arrangements may be terminated by Bank at any time.

         1.4 Closing. Closing will take place at the offices of Lesser & Kaplin, P.C. at 350 Sentry Parkway, Building 640, Blue Bell, Pennsylvania 19422 effective on the date of this Agreement.

         1.5 Letters of Credit. Bank will issue for the account of Borrowers standby letters of credit in form and content satisfactory to Bank, at its sole discretion, with a term not to exceed the earlier to occur of (a) twelve (12) months, or (b) the expiration date of the Contract Period of the Line. Notwithstanding the foregoing, (i) at no time shall one hundred percent (100%) of the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of Five Million Dollars ($5,000,000.00); and (ii) at no time shall the principal balance of the Line, plus sixty-five percent (65%) of the aggregate face amount of all outstanding letters of credit issued under the Line exceed the amount of the loans and extensions of credit then available to Borrowers under the Line pursuant to Section 1.1.

         Borrowers will execute a letter of credit application and letter of credit agreement, and such other documents as may be required by Bank in connection with the issuance of letters of credit hereunder. The outstanding face amount of all letters of credit issued by Bank pursuant hereto will reduce Borrowers' ability to borrow under the Line as if such face amount were an

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advance under the Line. In the event that Bank pays any sums due pursuant to such letters of credit for any reason, such payment shall be deemed to be an advance under the Line repayable by Borrowers pursuant to the terms hereof.

         In the event that the Line is terminated for any reason or demand is made thereunder, Borrower will deposit with Bank an amount equal to the face amount of all letters of credit then outstanding which have been issued hereunder, plus all fees related thereto or to accrue thereunder. Such funds will be held by Bank as cash collateral to secure Borrowers' obligations hereunder.

         1.6      Interest on the Line.

                  (a) Interest will accrue on cash advances under the Line from date of advance until final payment thereof at one or more of the following rates as selected by Borrowers from time to time:

                           (i) Prime Rate. The Prime Rate in effect from time to
time (such interest rate to change immediately upon any change in the Prime
Rate); or

                           (ii) LIBOR Rate.  By giving Notification, Borrowers
may request to have a portion of the outstanding principal of the Line as hereinafter permitted accrue interest at a rate equal to the LIBOR Rate as follows: (1) with respect to the principal amount of any advance under the Line, from the date of such advance until the end of the Rate Period specified in the Notification; and/or (2) with respect to the principal amount of any portion of the Line outstanding and earning interest at a LIBOR Rate at the time of the Notification related to such principal amount, from the expiration of the then current Rate Period related to such principal amount until the end of the Rate Period specified in the Notification; and/or (3) with respect to all or any portion of the principal amount of the Line outstanding and earning interest at the Prime Rate at the time of Notification, from the date set forth in the Notification until the end of the Rate Period specified in the Notification.

                  (b) Multiple Rates. Borrowers understand and agree that:
(i) subject to the provisions of this Agreement, the Prime Rate and the LIBOR Rate may apply simultaneously to different parts of the outstanding principal balance of the Line, (ii) the LIBOR Rate applicable to any portion of outstanding principal of the Line may be different from the LIBOR Rate applicable to any other portion of outstanding principal of the Line, (iii) portions of the Line bearing interest at the LIBOR Rate must be in a minimum increment of One Million Dollars ($1,000,000.00) and multiples of One Hundred Thousand Dollars ($100,000.00), (iv) no more than three (3) LIBOR Rate advances shall be outstanding at any one time, and (v) Bank shall have the right to terminate any Rate Period and the LIBOR Rate applicable thereto, prior to maturity of such Rate Period (without any prepayment penalty payable by Borrower as a result of such termination), if Bank determines in good faith (which determination shall be conclusive) that continuance of such interest rate has been made unlawful by any law, statute, rule or

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regulation, to which Bank may be subject, in which event the principal to which such terminated Rate Period relates thereafter shall earn interest at the Prime Rate.

         1.7 Default Interest. Interest will accrue on the principal balance of the Line after the occurrence and during the continuation of an Event of Default or expiration of the Contract Period at a rate which is two percent (2%) in excess of the applicable non-default rate otherwise set forth above for the Line.

         1.8 Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the applicable default rate set forth above until paid.

         1.9 Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

         1.10 Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrowers. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrowers. Borrowers agree, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

2.       PAYMENTS AND FEES.

         2.1 Interest Payments on the Line. During the term of the Line, interest on the amounts outstanding (a) accruing at the Prime Rate shall be paid on the first day of each calendar month commencing the first day of the first calendar month following the date hereof, and (b) accruing at a LIBOR Rate shall be paid at the end of the applicable Rate Period.

         2.2 Principal Payments on the Line. Borrowers will pay the outstanding principal balance of the Line, together with any accrued and unpaid interest thereon, and any other sums due pursuant to the terms hereof, ON DEMAND after the occurrence of an Event of Default or after expiration of the Contract Period. If any overadvance arises under the Line for any reason whatsoever, including inventory or accounts becoming ineligible or required reserves, Borrowers will repay such overadvances, ON DEMAND. Notwithstanding the foregoing to the contrary, so long as the outstanding balance under the Line is not in excess of the limits set forth

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in Section 1.1 and no Event of Default has occurred, Bank shall not make demand for payment of the sums due under the Line.

         2.3 Prepayments. Borrowers understand and agree that loans and advances bearing interest at the LIBOR Rate may not be prepaid prior to the end of the applicable Rate Period.

         2.4 Payment Method. All payments required to be made by Borrowers or any of them hereunder, may be deducted by Bank, on the date due, from any deposit account maintained by any Borrower with Bank. Otherwise, Borrowers shall be obligated to make such payments directly to Bank. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

         2.5 Application of Payments. Any and all payments on account of the Line shall be applied, at the option of Bank, to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its sole discretion, elects. Borrowers agree that, to the extent any Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

         2.6 Letter of Credit Fee. For each issuance or renewal of a stand-by or merchandise letter of credit, Borrowers shall pay to Bank an issuance or renewal fee in an amount equal to one percent (1%) of the face amount of such letter of credit payable coincident with and as a condition of the issuance or renewal of such letter of credit. In addition, Borrowers shall pay such other fees and charges in connection with the issuance, renewal and maintenance of such letter of credit as may be required by the Bank.

         2.7 Loan Fee. Coincident herewith, Borrowers shall pay to Bank a facility fee of One Hundred Fifty Thousand Dollars ($150,000.00). The Bank hereby acknowledges receipt of the payment by the Borrower of Fifty Thousand Dollars ($50,000.00) on account of such facility fee.

         2.8 Unused Commitment Fee. Borrowers shall pay to Bank within fifteen
(15) days of the end of each calendar quarter, or part thereof, a fee equal to one-quarter of one percent (1/4 of 1%) per annum of the difference between the Committed Amount and the average daily outstanding principal balance of the Line for such calendar quarter or portion thereof.

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         2.9 Indemnity; Loss of Margin. Borrowers will indemnify Bank against any loss or expense which Bank sustains or incurs as a consequence of any prepayment by Borrowers of LIBOR Loan prior to the end of the applicable Rate Period. If Bank sustains or incurs any such loss or expense it will from time to time notify Borrowers in writing of the amount determined in good faith by the Bank to be necessary to indemnify Bank for the loss or expense. Such amount will be due and payable by Borrowers to Bank within ten (10) days after presentation by Bank of a statement setting forth a brief explanation of and Bank's calculation of such amount, which statement shall be conclusively deemed correct absent error. Any amount payable to the Bank under this Section will bear interest at the default rate payable under the Line from the due date until paid, both before and after judgment.

         In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

                  (a) subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrowers or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

                  (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or advances or commitment to make loans or advances by, or letters of credit or banker's acceptances issued or commitment to issue letters of credit by the Bank; or

                  (c) imposes upon Bank any other condition with respect to advances or extensions of credit or the commitment to make advances or extensions of credit under this Agreement,

and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any advances or extensions of credit or commitments to make advances or extensions of credit under this Agreement, Bank shall so notify Borrower in writing. Borrowers agree to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank's calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) days after such

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presentation of such statement, interest will be payable on the unpaid amount at the default rate payable under the Line from the due date until paid, both before and after judgment.

3.       SECURITY.

         3.1 Security for Indebtedness. As security for the full and timely payment and performance of all Bank Indebtedness, Borrowers hereby grant to Bank a security interest in and lien on all of the following (the "Collateral"):

                  (a) All of Borrowers' present and future accounts, contract rights, chattel paper, instruments and documents and all other rights to the payment of money whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by any Borrower or otherwise, together with
(i) all goods (including any returned, rejected, repossessed or consigned goods), the sale, consignment, lease or other furnishings of which shall be given or may give rise to any of the foregoing, (ii) all of Borrowers' rights as a consignor, consignee, unpaid vendor or other lienor in connection therewith, including stoppage in transit, set-off, detinue, replevin and reclamation, (iii) all general intangibles related thereto, (iv) all guaranties, mortgages, security interests, assignments, and other encumbrances on real or personal property, leases and other agreements or property securing or relating to any accounts, (v) all choses-in-action, claims and judgments, (vi) any return or unearned premiums, which may be due upon cancellation of any insurance policies, and (vii) all products and proceeds of any of the foregoing.

                  (b) All of Borrowers' present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work-in-process, finished goods and goods used or consumed in any Borrower's business) whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, packing, packaging and shipping materials, and all returned, rejected or repossessed goods sold, consigned, leased or otherwise furnished by Borrower and all products and proceeds of any of the foregoing.

                  (c) All of Borrowers' present and future general intangibles (including but not limited to tax refunds and rebates, manufacturing and processing rights, designs, patent rights and applications therefor, trademarks and registration or applications therefor, trade names, brand names, logos, inventions, copyrights and all applications and registrations therefor), licenses, permits, approvals, software and computer programs, license rights, royalties, trade secrets, methods, processes, know-how, formulas, drawings, specifications, descriptions, label designs, plans, blueprints, patterns and all memoranda, notes and records with respect to any research and development, and all products and proceeds of any of the foregoing.

                  (d) All of Borrowers' present and future machinery, equipment, furniture, fixtures, motor vehicles, tools, dies, jigs, molds and other articles of tangible personal property of every type together with all parts, substitutions, accretions, accessions, attachments,

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accessories, additions, components and replacements thereof, and all manuals of operation, maintenance or repair, and all products and proceeds of any of the foregoing.

                  (e) All of Borrowers' present and future general ledger sheets, files, records, customer lists, books of account, invoices, bills, certificates or documents of ownership, bills of sale, business papers, correspondence, credit files, tapes, cards, computer runs and all other data and data storage systems whether in the possession of a Borrower or any service bureau.

                  (f) All letters of credit now existing or hereafter issued naming a Borrower as a beneficiary or assigned to any Borrower, including the right to receive payment thereunder, and all documents and records associated therewith.

                  (g) All of the stock of any Subsidiary now owned or hereafter acquired by any Borrower, which shares shall be freely assignable and transferrable to Bank, together with such stock pledge agreements and blank stock powers with signatures guaranteed as Bank may require.

                  (h) All deposits, funds, instruments, documents, policies and evidences and certificates of insurance, securities, chattel paper and other assets of Borrowers or in which any of the Borrowers have an interest and all proceeds thereof, now or at any time hereafter on deposit with or in the possession or control of Bank or owing by Bank to any borrower or in transit by mail or carrier to Bank or in the possession of any other Person acting on Bank's behalf, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or otherwise, or whether Bank has conditionally released the same, and in all assets of any borrower in which Bank now has or may at any time hereafter obtain a lien, mortgage, or security interest for any reason.

         3.2 Real Property. As further security for the Bank Indebtedness, Borrowers shall grant to Bank a mortgage lien encumbering the premises listed on
Schedule 3.2 attached hereto, and all improvements thereon and all rights, licenses, permits and approvals related thereto, together with an assignment of all rents and leases related thereto (collectively, the "Mortgaged Property").

         3.3 General. The collateral including the Mortgaged Property described above in Sections 3.1 and 3.2 is collectively referred to herein as the "Collateral". The above-described security interests, assignments, liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid, Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower and Bank has executed termination statements or releases with respect thereto. IT IS THE EXPRESS INTENT OF THE BORROWERS THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO BANK.

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         3.4      Collection of Receivables; Proceeds of Collateral.

                  (a) Collections. Borrowers will collect their accounts receivable only in the ordinary course of business. Immediately upon receipt, Borrowers will forward to Bank all accounts receivable collections of Borrowers and all other checks, drafts and other monies received by Borrowers which are proceeds of the Collateral. Upon request by Bank, Borrowers will notify all of its account debtors to forward all accounts receivable collections owed to Borrowers to a lockbox maintained by Bank and will forward all other checks, drafts and monies received by Borrowers which are proceeds of the Collateral to such lockbox. Borrowers will execute such lockbox agreements as may be required by Bank and will pay to Bank all customary fees in connection with any lockbox arrangement.

                  (b) Operating Account. All accounts receivable collections of Borrowers and all checks, drafts and other monies received by Borrowers which are proceeds of the Collateral will be deposited in Borrowers' operating account maintained at Bank (the "Operating Account").

                  (c) Collected Funds. The Operating Account will be cleared by Bank daily on mutually agreed upon days as to collected funds, and such collected funds will be applied to the principal balance of and accrued interest on the Line to the extent of then outstanding loans and advances bearing interest at the Prime Rate and loans and advances bearing interest at the LIBOR Rate for which the applicable Rate Period has expired, at the Bank's election. Upon the occurrence of an Event of Default, Bank may apply such collected funds to the Bank Indebtedness in such order as it may elect.

                  (d) Proceeds of Collections. Borrowers agree that all monies, checks, notes, instruments, drafts or other payments relating to or constituting proceeds of any accounts receivable or other Collateral of Borrowers which come into the possession or under the control of Borrowers or any employees, agents or other persons acting for or in concert with any Borrower, shall be received and held in trust for Bank and such items shall be the sole and exclusive property of Bank. Immediately upon receipt thereof, Borrowers and such other persons shall remit the same or cause the same to be remitted, in kind, to Bank. Borrowers shall deliver or cause to be delivered to Bank, with appropriate endorsement and assignment to Bank with full recourse to Borrowers, all instruments, notes and chattel paper constituting an account receivable or proceeds thereof or other Collateral. Bank is hereby authorized to open all mail addressed to Borrowers and endorse all checks, drafts or other items for payment on behalf of Borrowers. Bank is granted a power of attorney by Borrowers with full power of substitution to execute on behalf of Borrowers and in Borrowers' name or to endorse Borrowers' name on any check, draft, instrument, note or other item of payment or to take any other action or sign any document in order to effectuate the foregoing. Such power of attorney being coupled with an interest is irrevocable.

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4.       REPRESENTATIONS AND WARRANTIES OF BORROWER.  Borrowers represent and warrant as follows:

         4.1 Valid Organization, Good Standing and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation as listed on Schedule 4.1 attached hereto, has full power and authority to carry on its business as it is now being conducted and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification.

         4.2 Licenses. Each Borrower, and its employees, servants and agents have all licenses, registrations, approvals and other authority as may be necessary to enable them to own and operate their business, perform all services and business which they have agreed to perform in any state, municipality or other jurisdiction.

         4.3 Ownership Interests. The ownership of all stock, debentures, options, warrants, bonds and other securities (debt and equity) of each Borrower and pledges, proxies, voting trusts, powers of attorney and other agreements affecting the ownership or voting rights of said interests is as set forth on
Schedule 4.3 attached hereto.

         4.4 Subsidiaries. Except as set forth on Schedule 4.4 attached hereto, no Borrower owns any shares of stock or other equity interests in any Person, directly or indirectly (by any Subsidiary or otherwise).

         4.5 Financial Statements. Borrowers have furnished to Bank their audited consolidated and consolidating financial statements certified without qualification by independent public accountants as of December 31, 1994 and their internally prepared interim consolidated financial statements as of September 30, 1995. Such financial statements of Borrowers (together with the related notes and comments), are correct and complete, fairly present the financial condition and the assets and liabilities of Borrowers at such date, and have been prepared in accordance with GAAP consistently applied and maintained.

         4.6 No Material Adverse Change in Financial Condition. There has been no material adverse change in the financial condition of any Borrower since September 30, 1995.

         4.7 Pending Litigation or Proceedings. Except as set forth on Schedule
4.7 attached hereto, there are no judgments outstanding or, to the best of any Borrowers' knowledge, actions, suits or proceedings pending or, to the best of any Borrower's knowledge, threatened against or affecting any Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

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         4.8 Due Authorization; No Legal Restrictions. The execution and delivery by Borrowers of the Loan Documents, the consummation of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan
Documents: (i) have been duly authorized by all requisite corporate action of Borrowers, (ii) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance or any Borrower's Certificates or Articles of Incorporation or By-Laws or any indenture, mortgage, loan or credit agreement or instrument to which any Borrower is a party or by which it may be bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (iii) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

         4.9 Enforceability. The Loan Documents have been duly executed by Borrowers and delivered to Bank and will constitute legal, valid and binding obligations of Borrowers, enforceable in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors' rights generally.

         4.10 No Default Under Other Obligations, Orders or Governmental Regulations. No Borrower is in violation of its Certificate or Articles of Incorporation or in default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued and no Borrower is in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

         4.11 Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of any Borrower is required in connection with the execution, delivery or performance by any Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

         4.12 Tax Status. Each Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Such tax returns are complete and accurate in all respects.

         4.13 Title to Collateral. The Collateral is and will be owned by one of the Borrowers free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only the rights and interests permitted under Section 5.9 below.

         4.14 Addresses. During the past five (5) years, no Borrower has been known by any name other than those set forth in Schedule 4.14 attached hereto and no Borrower has been located at any addresses other than those set forth on
Schedule 4.14 attached hereto. The portions of the Collateral which are tangible property and each Borrower's books and records pertaining thereto will at all times be located at the addresses set forth on Schedule 4.14; or such other location determined by such Borrower after prior notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to such Borrowers' books and records.
Schedule 4.14 identifies the chief executive office of Borrowers.

         4.15 Current Compliance. Borrowers are currently in compliance with all of the terms and conditions of the Loan Documents.

         4.16 Pension Plans. Except as disclosed on Schedule 4.16 hereto, (a) no Borrower has any obligations with respect to any employee pension benefit plan ("Plan") (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), (b) no events, including, without limitation, any "Reportable Event" or "Prohibited Transaction" (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrower which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) each of the Borrowers' Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) no Borrower has any existing liability to the PBGC. No Borrower is subject to or bound to make contributions to any "multi-employer plan" as such term is defined in
Section 4001(a)(3) of ERISA, except for Fort Orange Paper Company as more particularly described in Schedule 4.16 hereto.

         4.17 Leases and Contracts. Each Borrower has complied with the provisions of all material leases, contracts or commitments of any kind (such as employment agreements, collective bargaining agreements, powers of attorney, distribution agreements, patent license agreements, contracts for future purchase or delivery of goods or rendering of services, bonus, pension and retirement plans or accrued vacation pay, insurance and welfare agreements) to which it is a party and is not in default thereunder. No other party is in default under any such leases, contracts or other commitments and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder.

         4.18 Intellectual Property. Borrowers own or possess the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrowers' properties and to carry on their businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. Schedule 4.18 sets forth an accurate list and description of each such patent, trademark, service mark, trade name, copyright, license, franchise and permit and right with respect to the foregoing.

         4.19 Eligible Inventory Warranties. With respect to Eligible Inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for any Borrower and delivered to Bank and upon which Borrowers are basing availability under the Line, Borrowers warrant and represent that (a) such inventory is located on the premises listed on Schedule
4.14 attached hereto and is not in transit; (b) a Borrower has good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Bank; (c) such inventory is of good and merchantable quality, free from any defects; (d) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (e) the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which any Borrower is a party or to which the inventory is subject.

         4.20 Eligible Account Warranties. With respect to all Eligible Receivables from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrowers and delivered to Bank and upon which Borrowers are basing availability under the Line, Borrowers warrant and represent that (a) the accounts are genuine, are in all respects what they purport to be, and are not evidenced by any chattel paper, note, instrument or judgment; (b) a Borrower has absolute title to such accounts and the accounts represent undisputed, bona fide transactions completed in accordance with the terms thereof and as represented to Bank; (c) no payments have been or will be made thereon, except payments immediately delivered to Bank pursuant to the Loan Documents; (d) there are no setoffs, counterclaims or disputes existing or asserted with respect thereto and no Borrower has made any agreement with any account debtor for any deduction therefrom; (e) there are no facts, events or occurrences which impair the validity or enforcement thereof or may reduce the amount payable thereunder as shown on any certificates, statements or reports, prepared by or for Borrowers and delivered to Bank, such Borrower's books and records and all invoices and statements delivered to Bank with respect thereto; (f) all account debtors have the capacity to contract and, to the best of Borrowers' knowledge, are solvent; (g) the goods sold giving rise thereto are not subject to any lien, claim, encumbrance or security interest except that of Bank; (h) to the best of Borrowers' knowledge, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition; (i) the account is not an account with respect to which the account debtor is an Affiliate of any Borrower or a director, officer of employee of any Borrower or their Affiliates; (j) the account does not arise with respect to goods which have not been shipped or arise with respect to services which have not been fully performed and accepted as satisfactory by the account debtor; (k) the account is not an account with respect to which the account debtor's obligations to pay the account is conditional upon the account debtor's approval or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale-and-return, or sale on approval basis; (l) the amounts shown on the applicable certificates, statements, on Borrower's books and records and all invoices and statements which may be delivered to Bank with respect to such accounts are actually and absolutely owing to a Borrower and are not in any way contingent; and (m) the accounts have not been sold, assigned or transferred to any other Person and no Person except a Borrower has any claim thereto or (with the exception of the applicable account debtor) any claims to the goods sold. In the event that a previously assigned account ceases to satisfy the above described criteria, Borrowers shall notify Bank thereof immediately.

         4.21 Business Interruptions. Within five (5) years prior to the date hereof, neither the business, Collateral nor operations of any Borrower have been materially and adversely affected in any way by any casualty, strike, lockout, combination of workers, order of the United States of America, or any state or local government, or any political subdivision or agency thereof, directed against such Borrower. There are no pending or threatened labor disputes, strikes, lockouts or similar occurrences or grievances against the business being operated by Borrowers.

         4.22 Accuracy of Representations and Warranties. No representation or warranty by an Borrower contained herein or in any certificate or other document furnished by any Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which is was made. There is no fact which any Borrower knows or should know and has not disclosed to Bank, which does or may materially and adversely affect any Borrower, or any of their operations.

5. GENERAL COVENANTS. Except with the prior written consent of Bank, each Borrower will comply with the following:

         5.1 Payment of Principal, Interest and Other Amounts Due. Borrowers will pay when due all Bank Indebtedness and all other amounts payable by them hereunder.

         5.2 Limitation on Sale and Leaseback. No Borrower will enter into any arrangement whereby it will sell or transfer any real property or improvements thereon or other fixed assets owned by it and then or thereafter rent or lease as lessee such property, improvements or assets or any part thereof, or other property which such Borrower shall intend to use for substantially the same purposes as the property sold or transferred.

         5.3 Limitation on Indebtedness for Borrowed Money. No Borrower will have at any time outstanding to any Person other than Bank any Indebtedness for borrowed money or Indebtedness on capitalized leases, excepting only
(i) Indebtedness secured by the liens permitted under Section 5.9 below;
(ii) Indebtedness specifically set forth on Schedule 5.3 attached hereto; and
(iii) Indebtedness from one Borrower to another Borrower. Notwithstanding the foregoing, Borrowers may incur Indebtedness to Persons other than the Bank in an aggregate amount not to exceed One Million Dollars ($1,000,000.00) in principal balance outstanding at any time; provided, however, that the annual debt service on such Indebtedness (including all interest, principal and fees due and payable with respect thereto) shall not exceed Three Hundred Thousand Dollars ($300,000.00) in the aggregate.

         5.4 Investments and Loans. No Borrower will have or make any investments in all or a material portion of the capital stock or securities of any Person, or any loans, advances or extensions of credit to any Person, except:

                  (a) Investments in direct or indirect obligations of, or obligations unconditionally guaranteed by, the United States of America and maturing within twelve (12) months from the date of acquisition;

                  (b) Investments in commercial paper of Bank or commercial paper rated "Prime-1" by Moody's Investors Services or "A-1" by Standard & Poor's Corporation, or with an equivalent rating by another rating agency of nationally recognized standing, maturing within three hundred sixty-five (365) days form the date of acquisition.

                  (c) Certificates of deposit maturing within twelve (12) months from the date of acquisition issued by the Bank or other commercial banks organized under the laws of the United States or any state thereof and having a combined capital, surplus and undivided profits of not less than Two Hundred Million Dollars ($200,000,000.00);

                  (d) Bona fide advances to employees and officers of a Borrower for the purpose of paying travel and related expenses incurred for proper business purposes of a Borrower; and

                  (e) Investments and loans listed on Schedule 5.4 attached hereto.

         5.5 Guaranties. No Borrower will directly or indirectly guarantee, endorse (other than for collection or deposit in the ordinary course of business), discount, sell with recourse or for less than the face value or agree (contingently or otherwise) to purchase or repurchase or otherwise acquire, or otherwise become directly or indirectly liable for, or agree (contingently or otherwise) to supply or advance funds (whether by loan, stock purchase, capital contribution or otherwise) in respect of, any indebtedness, obligations or liabilities of any Person.

         5.6 Disposition of Assets. No Borrower will sell, lease, transfer or otherwise dispose of all, substantially all, or any material portion of its property or assets, except for sales of inventory in the ordinary course for fair consideration.

         5.7 Merger; Consolidation; Business Acquisition; Subsidiaries. No Borrower except Adage, Inc. will merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, permit any Person to merge into it, or form any new Subsidiaries. Notwithstanding the foregoing, Adage, Inc. (a) will not merge into or consolidate with any Person or permit any Person to merge into it; (b) shall have the right, subject to other limitations contained in this Agreement, to acquire (i) all or any part of the stock of any Person; provided that Adage, Inc.'s intention is to acquire all of the stock of the target company, (ii) all or any portion of the assets of any Person, or
(iii) business of any Person, except any Person engaged directly or indirectly in the manufacture, sale, distribution, transport, storage, treatment, removal or handling of any hazardous or toxic materials or substances.

         5.8 Payment of Taxes, Claims for Labor and Materials. Each Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including, without limitation, all withholding taxes, and all claims for labor, materials and supplies, which if unpaid, might become a lien or charge upon any of its properties or assets; provided that it shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity, and it shall have set aside its books, or at the request of Bank deposited with Bank, adequate reserves with respect thereto.

         5.9 Liens. No Borrower will create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether owned or hereafter acquired, or upon any income or profits therefrom except:

                  (a) Security interests and mortgages held by Bank to secure Bank Indebtedness.

                  (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other like laws or (ii) to secure the performance of statutory obligations, not incurred in connection with either (A) the borrowing of money or (B) the deferred purchase price of goods or inventory;

                  (c) Encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities of title thereto, none of which impairs the use of such property by any Borrower in the operation of its business;

                  (d) Liens and security interests listed on Schedule 5.9 attached hereto;

                  (e) A pledge by Adage, Inc. of the stock of any Person (other than a Borrower) acquired by Adage, Inc. in accordance with the terms hereof to secure indebtedness incurred by Adage, Inc. in connection with such acquisition; or

                  (f) Liens incurred upon equipment which is acquired by a Borrower after the date hereof, which liens may be created in connection with financing of the acquisition of such equipment, provided that such liens shall not extend to any other property, the principal amount of Indebtedness so secured shall at no time exceed the lesser of (i) the fair market value determined by Bank on good faith such equipment, or (ii) Two Million Dollars ($2,000,000.00), and Bank shall have the right of last refusal to provide such purchase money financing on terms substantially similar to or more favorable than those actually offered by another lender.

         5.10 Existence; Compliance with Laws. Each Borrower (a) will obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs; (b) will continue to operate its business as presently operated; (c) will comply with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it. Each Borrower will notify Bank promptly in writing of any change in its board of directors or executive officers and will provide Bank with a copy of any proposed amendments to its Articles of Incorporation or By-Laws, prior to adoption. No Borrower shall make any amendment to its Articles of Incorporation or By-Laws without the prior written consent of Bank.

         5.11 Maintenance of Properties, Intellectual Property. Each Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same. With respect to any and all United States trademarks, registrations, copyrights, patents, patent rights and applications for any of the foregoing, each Borrower shall maintain and protect the same and shall take and assert any and all remedies available to it to prevent any other Person from infringing upon or claiming any interest in any such trademarks, registrations, copyrights, patents, patent rights or application for any of the foregoing.

                  Each Borrower will notify Bank immediately of (i) the creation of such Borrower or any of its employees of any inventions; (ii) any changes or improvements made to an invention created or owned by such Borrower or any of its employees; (iii) the filing of any patent or trademark application, whether domestic or foreign, by such Borrower or any of its employees; (iv) the grant of any patent or trademark, whether domestic or foreign, to such Borrower or any of its employees; or (v) its intent to abandon a patent or trademark. Bank agrees to use its best efforts to maintain the confidentiality of any of the foregoing information; provided that Borrower shall have notified Bank in writing of the confidential nature of such information at the time such information is first delivered to the Bank.

                  Each Borrower will, if requested by Bank, (i) execute and deliver to Bank assignments, financing statements, patent mortgages, or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank's security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by such Borrower; (ii) furnish Bank with evidence satisfactory to Bank, in its sole discretion, that the actions necessary to maintain and protect each trademark and patent owned by such Borrower or its employees have been taken in a timely manner; and (iii) execute and deliver to Bank an agreement permitting Bank, upon the occurrence of an Event of Default, to exercise all of Borrower's rights in, to and under any patent or trademark owned by such Borrower or any of its employees.

         5.12 Insurance. Each Borrower will carry adequate insurance issued by responsible insurers in amounts (at least adequate to comply with any co-insurance provisions) and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated and in the case of insurance on any of the Collateral shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee and additional insured thereunder, as its interests may appear with thirty
(30) days' notice to be given Bank by the insurance carrier prior to cancellation of such insurance coverage. Borrowers shall cause to be delivered to Bank the insurance policies therefor and at least thirty (30) business days prior to the expiration of any such insurance, additional policies or duplicates thereof evidencing the renewal of such insurance and payment of the premiums therefor. Each Borrower shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all return of unearned premiums directly to Bank and not to such Borrower and Bank jointly. If any insurance losses are paid by check, draft or other instrument payable to a Borrower and Bank jointly, Bank may endorse such Borrower's name thereon and do such other things as Bank may deem advisable to reduce the same to cash. In the event of loss, Bank, at its option, may (i) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect the Bank Indebtedness, or
(ii) disburse all or any part of such insurance proceeds to or for the benefit of such Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrowers to Bank upon demand. No Borrower shall take out any insurance without having Bank named as loss payee or additional insured thereon. Borrowers shall bear the full risk of loss of any nature whatsoever with respect to the Collateral.

         5.13 Inspections; Audits. Each Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time to exhibit and deliver to Bank copies of any and all of its financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession and to disclose to Bank any information they may have concerning its financial status and business operations. Each Borrower further authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to it, whether made by it or otherwise.

         The officers of Bank, or such persons as any of them may designate, may during normal business hours visit and inspect any of the properties of each Borrower, examine (either by Bank's employees or by independent accountants) any of the Collateral, or other assets of any Borrower, including the books of account of any Borrower, and discuss the affairs, finances and accounts of any Borrower with its officers and with its independent accountants, at such times as Bank may desire; provided, that prior to the occurrence of an Event of Default hereunder Bank shall give Borrowers twenty-four (24) hours prior notice of any such examination.

         Bank intends to perform quarterly field examinations of the inventory, accounts receivable and business affairs of Borrowers. Borrowers shall reimburse Bank for its reasonable out-of-pocket costs in connection with such examinations.

         5.14 Default Under Other Indebtedness. No Borrower will permit any of its Indebtedness to be in default. If any Indebtedness of a Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or to the knowledge of any Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable by any Borrower, Borrowers will immediately give Bank written notice of such declaration, acceleration or right of declaration.

         5.15 Pension Plans. Each Borrower shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to such Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of its Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material "accumulated funding deficiency" as such term is defined in ERISA; and
(d) notify Bank immediately upon receipt by such Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which such Borrower files or receives under ERISA with or from the Internal Revenue Service, the Pension Benefit Guaranty Corporation, or the U. S. Department of Labor.

         5.16 Bank of Account. Each Borrower will maintain United Jersey Bank as its major bank of deposit and disbursement, unless waived by Bank.

         5.17 Maintenance of Management. Borrowers will cause their business to be continuously managed by their present management or such other persons (serving in such management positions) as may be reasonably satisfactory to Bank.

         5.18 Capital Stock; Dividends. No Borrower will redeem, repurchase or otherwise make any payment or distribution to acquire any of its capital stock except in accordance with existing buy-sell agreements or in exchange for stock of one of the Borrowers. No Borrower will pay dividends or make other distributions on account of its capital stock.

         5.19 Transactions with Affiliates. No Borrower shall enter into or conduct any transaction with any Affiliate except on terms that would be usual and customary in a similar transaction between persons not affiliated with each other and except as Affiliates, shareholders, directors or officers, which exceed in the aggregate the outstanding principal balance of the existing loans described in Schedule 5.19 attached hereto. Each Borrower will cause all of its Indebtedness owed to its Affiliates, shareholders, directors and officers to be subordinated in all respects to all present and future Bank Indebtedness and will not make any payments thereon.

         5.20 Restriction on Stock Transfer. Except for Adage, Inc., no Borrower shall directly or indirectly issue, transfer, sell or otherwise dispose of, or part with control of, or permit the transfer of, any shares of the capital stock of the Borrowers.

         5.21 Name or Address Change. No Borrower shall change its name or address except upon thirty (30) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank's security interests and access to such Borrower's books and records.

         5.22 Notices. Each Borrower will promptly notify Bank of (i) any action or proceeding brought against it wherein such action or proceeding would, if determined adversely to it, result in liability of it in excess of Two Hundred Thousand Dollars ($200,000.00), or together with all other actions and proceedings brought against it wherein such actions or proceedings would, if determined adversely to it, result in liability of it in excess of Four Hundreds Thousand Dollars ($400,000.00), in the aggregate, (ii) the occurrence of any Event of Default, (iii) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Event of Default, or
(iv) the failure of any Borrower to observe any of its undertakings under the loan Documents.

         5.23 Additional Documents and Future Actions. Each Borrower will, at its sole cost, take such actions and will provide Bank from time to time on request by Bank with such agreements, financing statements and additional instruments, documents or information as the bank may in its discretion deem necessary or advisable to perfect, protect, maintain and enforce the security interests in the Collateral, to permit Bank to protect its interest in the Collateral or to carry out the terms of the Loan Documents. Each Borrower hereby irrevocably authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder, to execute on its behalf and file at its expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral. Each Borrower irrevocably authorizes the filing of a carbon, photographic or other copy of this Agreement, or of a financing statement, as a financing statement and agrees that such filing is sufficient as a financing statement.

         5.24 Eligible Inventory Warranties. With respect to Eligible Inventory from time to time scheduled, listed or referred to in any certificate, statement or report prepared by or for Borrowers and delivered to Bank and upon which Borrowers are basing availability under the Line, Borrowers warrant and represent that (a) such inventory is located at the address or addresses listed on Schedule 4.14 attached hereto and is not in transit; (b) Borrowers have good, indefeasible and merchantable title to such inventory and such inventory is not subject to any lien or security interest whatsoever except for the prior, perfected security interest granted to Bank; (c) such inventory is of good and merchantable quality, free from any defects; (d) such inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties; and (e) the completion of the manufacture and sale or other disposition of such inventory by Bank following an Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which any Borrower is a party or to which the inventory is subject.

         5.25 Accounts Receivable. Unless Bank notifies Borrowers in writing that it dispenses with any one or more of the following requirements, each Borrower will (a) inform Bank immediately of the rejection of goods, claims made or delay in delivery or performance in regard to any account or contract right under which Borrowers have based availability for advances under the Line and will adjust the borrowing base calculation under the Line to reduce the availability for advances under the Line by the amount of such account and will repay any Out-of-Formula Advance resulting therefrom; (b) make no change in any account upon which Borrowers have based availability under the Line, unless such change is reflected in the borrowing base calculation and does not result in any Out-of-Formula Advance under the Line; (c) furnish to Bank all information received by Borrower affecting the financial standing of any account debtor whose account or contract right has been specifically assigned to bank; (d) pay Bank the amount loaned against any account or contract right if the goods are returned by purchaser or the contract is canceled or terminated or adjust the borrowing base calculation to reduce the availability for advances under the Line by the amount of such account and repay any Out-of-Formula Advance resulting therefrom; (e) immediately notify Bank if any of its accounts arise out of contracts with the United States or any department, agency or instrumentality thereof, and execute any instruments and take any steps required by Bank in order that all monies due and to become due under such contract shall be assigned to Bank and notice thereof given to the Government under the Federal Assignment of Claims Act; and (f) deliver to Bank, with appropriate endorsement or assignment, any instrument or chattel paper representing an account or contract right. Any permission granted to any Borrower by Bank to omit any of the requirements of this Section 5.25 may be revoked by Bank at any time.

         Each Borrower, will, if requested by Bank (a) give Bank assignments, in form acceptable to Bank, of specific accounts or groups of accounts and monies due and to become due under specific contracts and specific general intangibles; (b) furnish to Bank a copy, with such duplicate copies as Bank may request, of the invoice applicable to each account specifically assigned to Bank or arising out of a contract right, bearing a statement that such account has been assigned to Bank and such additional statements as Bank may require; (c) mark its records evidencing its accounts in a manner satisfactory to Bank so as to show which accounts have been assigned to Bank; (d) furnish to Bank satisfactory evidence of the shipment and receipt of any goods specified by Bank and the performance of any services or obligations covered by accounts or contracts in which Bank has a security interest; (e) pay Bank the unpaid portion of any account or contract right upon which such Borrower has based availability for advances under the Line if
(i) such account is not paid promptly after its maturity, (ii) an account debtor does not accept the goods or services, (iii) any petition under the Bankruptcy Code or any similar Federal or State statute is filed by or against a purchaser, or (iv) Bank shall at any time reject the account as unsatisfactory; and until such payment is made by such Borrower, Bank may retain any such account or contract right as security and may charge any deposit account of any Borrower with any such amounts; (f) join with Bank in executing a financing statement, notice, affidavit or similar instrument, in form satisfactory to Bank, and such continuation statements and other instruments as Bank may from time to time request and pay the cost of filing the same in any public office deemed advisable by Bank; (g) give Bank such financial statements, reports, certificates, lists of purchasers (showing names, addresses, and amounts owing) and other data concerning its accounts, contracts, collections, inventory, general intangibles and other matters as Bank may from time to time specify;
(h) segregate cash proceeds of Collateral so that they may be identified readily, and deliver the same to the Bank at such time or times and in such manner and form as the Bank may direct; (i) furnish such witnesses as may be necessary to establish legal proof of the Collateral or records relating to the Collateral; (j) obtain from any owner, encumbrancer or other person having an interest in the property where any Collateral is located, written consent to Bank's removal of the Collateral therefrom, without liability on the part of the Bank to such owner, encumbrancer or other person, or from any such owner, encumbrancer or other person such waivers of any interest in the Collateral as the Bank may require; and (k) furnish to the Bank, on demand or as soon as possible thereafter, such additional property as Collateral as the Bank may from time to time require.

         5.26 Material Adverse Contracts. No Borrower shall become or be a party to any contract or agreement which has a materially adverse impact on Borrowers' ability to perform under this Agreement or any other agreement with Bank to which any Borrower is a party.

6. FINANCIAL COVENANTS. Except with the prior written consent of Bank, Borrowers will comply with the following:

         6.1 Consolidated Tangible Net Worth. Borrowers shall maintain Consolidated Tangible Net Worth of not less than (a) $32,000,000.00 as of 3/31/96 and 6/30/96; (b) $32,500,000.000 as of 9/30/96 and 12/31/96; (c)
$32,750,000.00 as of 3/31/97; (d) $33,000,000.00 as of 6/30/97; (e)
$33,250,000.000 as of 9/30/97; (f) $33,500,000.00 as of

3/31/98; (h) $33,750,000.00 as of 6/30/98; (h) $34,000,000.00 as of 9/30/98; and
(j) $34,250,000.00 as of 12/31/98.

         6.2 Consolidated Working Capital. Borrowers shall maintain Consolidated Working Capital of not less than (a) $15,000,000.00 as of 3/31/96, 6/30/96 and 9/30/96; (b) $14,000,000.00 as of 12/31/96; (c) $15,000,000.00 as of the end of
each calendar quarter ending in 1997; and (d) $16,000,000.00 as of the end of each calendar quarter ending in 1998.

         6.3 Consolidated Indebtedness to Consolidated Tangible New Worth Ratio. Borrowers shall maintain a ratio of Consolidated Indebtedness to Consolidated Tangible New Worth of not more than 0.75 to 1.0 as the date hereof and at all times thereafter.

         6.4 Consolidated Capital Expenditures. Borrowers shall not cause, suffer or permit Borrowers' aggregate consolidated annual capital expenditures (including capitalized lease obligations) to exceed Two Million Dollars ($2,000,000.00); provided, however, that if Fort Orange Paper Company, Inc. is sold the maximum amount of permitted capital expenditures shall not exceed One Million Five Hundred Thousand Dollars ($1,500,000.00), in the aggregate.


         6.5 Consolidated Current Ratio. Borrowers shall maintain a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than
2.25 to 1.0 as of the date hereof and at all times thereafter.

         6.6 Consolidated Cash Flow Coverage Ratio. Borrowers shall maintain a Consolidated Cash Flow Coverage Ratio as determined on a rolling four (4) quarters basis, of not less than 1.50 to 1.0 as of the end of each fiscal quarter during the term of this Agreement.

         6.7 Consolidated Interest Coverage Ratio. Borrowers will maintain a Consolidated Interest Coverage Ratio, as determined a rolling four (4) quarters basis, of not less than 2.0 to 1.0 as the end of each fiscal quarter during the term of this Agreement.

         6.8 Intercompany Advances. Borrowers shall not advance, loan or distribute any cash or assets to Redgo Properties, Inc. in excess of
(a) $250,000.00, in the aggregate, during calendar year 1996, and (b) $0 at any time after 12/31/96.

7. ACCOUNTING RECORDS, REPORTS AND FINANCIAL STATEMENTS. Borrowers will keep proper books of records and account in which full and correct entries will be made of all of their dealings, business and affairs, and Borrowers will deliver to Bank the following:

         7.1 Annual Statements. As soon as available and in any event within ninety (90) days after the end of each fiscal year of Borrowers:

                           (i) the audited consolidated and consolidating income and retained earnings statement of Borrowers for such fiscal year,

                           (ii) the audited consolidated and consolidating balance sheet of Borrowers as at the end of such fiscal year, and

                           (iii) the audited consolidated and consolidating statement of cash flow of Borrowers for such fiscal year,

setting forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing consolidated statements and balance sheets shall be prepared in accordance with GAAP and shall be audited by independent certified public accountants of recognized standing acceptable to Bank in the reasonable exercise of its discretion with respect to which such accountants shall deliver their unqualified opinion.

         7.2 Quarterly Statements. As soon as available and in any event within sixty (60) days after the close of each fiscal quarter of Borrowers;

                           (i) the consolidated and consolidating income and retained earnings statements of Borrowers for such quarter,

                           (ii) the consolidated and consolidating balance sheet of Borrowers as of the end of such quarter, and

                           (iii) the consolidated and consolidating statement of cash flow of Borrowers for such quarter,

setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of the previous fiscal year (if applicable), all in reasonable detail, subject to year end adjustments and certified by the chief financial officer of Borrowers to be accurate and to have been prepared in accordance with GAAP.

         7.3 Monthly Statements. As soon as available and in any event within thirty (30) days after the end of each calendar month:

                           (i) the income and retained earnings statements of each Borrower for such month, and

                           (ii) the balance sheet of each Borrower as of the end of the month,

setting forth in comparative form the corresponding figures as at the end of the corresponding month of the previous fiscal year (if applicable), all reasonable detail, subject to year-end adjustments, and certified by the chief financial officer of Borrowers to be accurate and to have been prepared in accordance with GAAP.

         7.4 Projections and Cash Flow. As soon as available and in any event within forty-five (45) days prior to the end of each fiscal year of Borrowers, projections of Borrowers' profit and loss, balance sheets, cash flows and availability under the Line on a monthly basis for the next succeeding fiscal year, prepared by the chief financial officer of Borrowers. Borrowers have furnished to Bank initial projections dated as of the date hereof and attached hereto as Schedule 7.4 containing the information required by this Section 7.4. Borrowers represent and covenant that (a) the initial projections attached hereto have been and all projections required by this Section 7.4 shall be prepared by the chief financial officer of Borrowers and represent, and in the future shall represent, the best available good faith estimate of Borrowers regarding the course of Borrowers' business for the periods covered thereby;
(b) the assumptions set forth in the initial projections are and the assumptions set forth in the future projections delivered hereafter shall be reasonable and realistic based on the current economic conditions; (c) Borrowers know of no reason why Borrowers should not be able to achieve the performance levels set forth in the initial projections and Borrowers shall have no knowledge at the time of delivery of future projections of any reason why Borrowers shall not be able to meet the performance levels set forth in said projections; and
(d) Borrowers have sufficient capital as may be required for its ongoing business and be able to pay its existing and anticipated debts as they mature.

         7.5 Borrowing Base Certificate. At least monthly, a certificate in form satisfactory to Bank setting forth sufficient information to determine Borrowers' borrowing availability under the Formula; provided, however, that if Borrowers request advances under the Line in excess of Ten Million Dollars ($10,000,000.00) a borrowing base certificate must be delivered to Bank concurrently with such request for advances and weekly thereafter unless and until the advances under the Line are equal to Ten Million Dollars ($10,000,000.00) or less.

         7.6 Audit Reports. Promptly upon receipt thereof, one copy of each other report submitted to any Borrower, by independent accountants, including management letters, "comment" letters, in connection with any annual, interim or special audit report made by them of the books of any Borrower.

         7.7 Reports to Governmental Agencies and Other Creditors. Within three
(3) Business Days of filing, copies of all such financial reports, statements and returns which any Borrower shall file with any federal or state department, commission, board, bureau, agency or instrumentality, including, without limitation, all 10-Ks, 10-Qs and 8-Ks and any report or statement delivered by Borrower to any supplier or other creditor in connection with any payment restructuring.

         7.8 Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of any Borrower as Bank may reasonably request from time to time.

         7.9 Officer's Certificates. Within the periods provided in Sections 7.1 and 7.2 above, a certificate of chief financial officer of Borrowers:
(i) stating that Borrowers have observed, performed and complied with each and every undertaking contained herein, (ii) setting forth the information and computations (in sufficient detail) required in order to establish whether Borrowers were operating in compliance with such Sections 6.1 through 6.7 of this Agreement, and (iii) certifying that as of the date of such certification, there does not exist any Default or Event of Default.

         7.10 Accountant's Report. Within the period provided in Section 7.1, a report of the independent public accountants who render an opinion with respect to the financial statements referred to therein, stating that they have reviewed the terms of this Agreement and that in making the examinations necessary to their certification mentioned in Section 7.1, they have reviewed the accounts and condition of Borrower during the accounting period covered by their certificate and that such review did not disclose the existence of any condition or event which constitutes a Default or an Event of Default or would, upon giving notice or passage of time or both, constitute an Event of default (or that such conditions or events existed, describing them).

8.       ENVIRONMENTAL REPRESENTATIONS AND COVENANTS.

         8.1 Representations. Borrowers represent to Bank as follows: (a) the Environmental Affiliates are in compliance with all Environmental Requirements and no Borrower has any knowledge of any circumstances which may prevent or interfere with such compliance in the future; (b) the Environmental Affiliates have all licenses, permits, approvals and authorizations required under applicable Environmental Requirements; (c) there are no pending or threatened claims against any of the Environmental Affiliates or any of their assets related to the failure to comply with any Environmental Requirements, or any facts or circumstances which could give rise to such a claim; (d) no facility or property now or previously owned, operated or leased by any Environmental Affiliate is an Environmental Cleanup Site; (e) no Environmental Affiliate has treated, stored, transported, handled or disposed of Special Materials at or adjacent to any Environmental Cleanup Site; (f) there are no liens or claims for cost reimbursement outstanding or threatened against any Environmental Affiliate or any of their assets, or any facts or circumstances which could give rise to such a lien or claim; and (g) there are no facts or circumstances which, under the provisions of any Environmental Requirements, could restrict the use, occupancy or transferability of any of the Collateral or any of the facilities owned, leased or operated by any Environmental Affiliate.

         8.2 Real Property. Except as described in that certain report prepared by Roy F. Weston, Inc. dated January ___ , 1996 (the "Environmental Report"), Borrowers represent and warrant to Bank that there are no Special Materials presently located on or, to the best of their knowledge, near any real property owned, leased or operated by any Environmental Affiliate (collectively, "Real Property") except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements. Borrowers represent to Bank that the Real Property is not now being used nor, to the best of Borrowers' knowledge, has it ever been used in the past for activities involving Special Materials, including but not limited to the use, generation, collection, storage, treatment, or disposal of any Special Materials except for Special Materials which are and have at all times been treated, stored, transported, handled and disposed of in compliance with all Environmental Requirements except as described in the Environmental Report. Without limiting the generality of the foregoing, the Real Property is not being used nor, to the best of Borrowers' knowledge, has it ever been used in the past for a landfill, surface impoundment or other area for the treatment, storage or disposal of solid waste (including solid waste such as sludge).

         8.3 Covenant Regarding Compliance. Borrowers shall take or cause all Environmental Affiliates to take, at Borrowers' and such Environmental Affiliate's sole expense, such actions as may be necessary to comply with all Environmental Requirements, as hereinafter defined. If any Environmental Affiliate shall fail to take such action, Bank may make advances or payments towards performance or satisfaction of the same but shall be under no obligation to do so. All sums so advanced or paid, including all sums advanced or paid by Bank in connection with any judicial or administrative investigation or proceeding relating thereto, including, without limitation, attorney's fees, fines, or other penalty payments, shall be at once repayable by Borrowers and all sums so advanced or paid shall become a part of the Bank Indebtedness.

         The Environmental Affiliates will maintain all licenses, permits, approvals and authorizations required under applicable Environmental Requirements. In connection with off-site treatment, storage, handling, transportation or disposal of Special Materials, the Environmental Affiliates will conduct such activities only at facilities and with carriers who operate in compliance with all Environmental Requirements and will obtain certificates of compliance or disposal from all contractors retained in connection with such activities.

         8.4 Notices. In the event any Borrower becomes aware of any past, present or future facts or circumstances which have given rise or could give rise to a claim against any Environmental Affiliate related to a failure to comply with any Environmental Requirements, Borrowers will promptly give Bank notice thereof, together with a written statement of an officer of Borrowers setting forth the details thereof and the action with respect thereto taken or proposed to be taken by the Environmental Affiliates.

         8.5 Indemnity. Borrowers agree to indemnify, defend and hold harmless Bank, its parents, subsidiaries, successors and assigns, and any officer, director, shareholder, employee, Affiliate or agent of Bank, for all loss, liability, damage, cost and expenses, including, without limitation, attorney's fees and disbursements (including the reasonable allocated cost of in-house counsel and staff) arising from or related to (a) the release of any Special Materials at any facility at any time owned, leased or operated by Borrowers or any of their Subsidiaries, (b) the release of any Special Materials treated, stored, transported, handled, generated or disposed of by or on behalf of Borrowers or any of their Subsidiaries at any third party owned site, (c) any claim against any Environmental Affiliate that they have failed to comply with all Environmental Requirements, and (d) the breach by Borrowers of any representation or covenant in this Section 9.

         8.6 Testing. Bank shall have the right from time to time to designate such persons ("Environmental Consultants") as Bank may select to visit, inspect, examine and test all properties owned, leased or operated by and all products and wastes generated, treated, stored, transported, handled or disposed of by or on behalf of any Environmental Affiliate, for the purpose of investigating compliance with Environmental Requirements, any actual or potential claims related thereto, and any condition which could result in potential liability, cost or expenses to the Bank. Borrowers will permit, and will cause all Environmental Affiliates to permit, such Environmental Consultants to have access to all of such properties, products and wastes and all books, records and reports related to compliance by the Environmental Affiliates with all Environmental Requirements. Borrowers will supply, and will cause all Environmental Affiliates to supply, Bank or the Environmental Consultants with all information, records, correspondence, audits, reviews and materials related to compliance by the Environmental Affiliates with all Environmental Requirements and will make available to Bank or the Environmental Consultants appropriate personnel employed by or consultants retained by the Environmental Affiliates having knowledge of such matters.

         The cost of such visits, inspections, examination and tests shall be borne by the Borrowers. In the event Bank pays such costs, such sums shall be at once repayable by Borrowers and all sums so advanced or paid by Bank shall become part of the Bank Indebtedness. Notwithstanding the foregoing, the Bank shall have no obligation to perform any tests, examinations or inspections or to monitor the Environmental Affiliates' compliance with all Environmental Requirements.

         8.7 Survival. The representations and covenants of Borrowers contained in this Section 8, including without limitation the indemnification obligation of Borrowers, shall survive the occurrence of any event whatsoever, including the payment of the Bank Indebtedness or any investigation by or knowledge of Bank.

         8.8      Definitions.  For purposes of the foregoing:

                  (a) "Environmental Affiliate" means Borrowers and any other Person for whom Borrowers at any time has any liability (contingent or otherwise) with respect to any claims arising out of the failure of Borrower or such Person to comply with all applicable Environmental Requirements.

                  (b) "Environmental Cleanup Site" shall mean any location which is listed or proposed for listing on the National Priorities List, on CERCLIS or on any similar state list of sites requiring investigation or cleanup, or which is the subject of any pending or threatened action, suit, proceeding or investigation related to or arising from any alleged violation of any Environmental Requirements.

                  (c) "Environmental Requirements" means any and all applicable federal, state or local laws, statutes, ordinances, regulations or standards, administrative or court orders or decrees, common law doctrines or private agreements, relating to (i) pollution or protection of the environment and natural resources, (ii) exposure of employees or other persons to Special Materials, (iii) protection of the public health and welfare from the effects of Special Materials and their products, by-products, wastes, emissions, discharges or releases, and (iv) regulation, licensing, approval or authorization of the manufacture, generation, use, formulation, packaging, labeling, transporting, distributing, handling, storing or disposing of any Special Materials.

                  (d) "Special Materials" means any and all materials which, under Environmental Requirements, require special handling in use, generation, collection, storage, treatment or disposal, or payment of costs associated with responding to the lawful directives of any court or agency of competent jurisdiction. Special Materials shall include, without limitation: (i) any flammable substance, explosive, radioactive material, hazardous material, hazardous waste, toxic substance, solid waste, pollutant, contaminant or any related material, raw material, substance, product or by-product of any substance specified in or regulated or otherwise affected by any Environmental Requirements (including but not limited to any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended or any similar state or local law), (ii) any toxic chemical or other substance from or related to industrial, commercial or institutional activities, and (iii) asbestos, gasoline, diesel fuel, motor oil, waste and used oil, heating oil and other petroleum products or compounds, polycholorinated biphenyls, radon, urea formaldehyde and lead-containing materials.

9. CONDITIONS OF CLOSING. The obligation of Bank to make available the Line is subject to the performance at or prior to the Closing by Borrowers of all of their agreements theretofore to be performed by it hereunder and to the following further conditions (any of which may be waived by Bank):

         9.1 Loan Documents. Borrowers will have executed and delivered to Bank the Loan Documents.

         9.2 Representations and Warranties. All representations and warranties of Borrowers set forth in the Loan Documents will be true at and as of the date of Closing.

         9.3 No Default. No condition or event shall exist or have occurred which would constitute an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         9.4 Proceedings and Documents. All proceedings taken by Borrowers in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions.

         9.5 Environmental Matters. Bank shall have received a report from an environmental consultant or engineer acceptable to Bank, satisfactory in form and substance to Bank as to such environmental matters pertaining to Borrowers and their Environmental Affiliates as Bank may require (including but not limited to a Phase I environmental risk report for all Mortgaged Property and a Phase II environmental risk report for such Mortgaged Property. Each such report requested shall be addressed to legal counsel for Bank and shall prominently bear on each page the legend "Attorney-Client Privileged Communication." In addition, Bank shall have received such certifications by officers or employees of Bank as Bank may request with respect to (a) compliance with existing and reasonably foreseeable Environmental Requirements, (b) potential claims arising from past or present conditions, operations or practices, and (c) potential claims for violations of Environmental Requirements, arising from treatment, storage, handling, transportation and disposal of Special Materials on, under or adjacent to any Environmental Cleanup Site or any other off-site location.

         9.6 Landlord's or Warehouseman's Release and Waiver Agreements. Bank shall have received a landlord's or warehouseman's release and waiver agreement, satisfactory in form and substance to Bank, from each landlord and warehouseman for each location leased by Borrowers or at which Borrowers warehouse inventory.

         9.7 Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrowers to Bank:

                  (a) Good Standing and Tax Lien Certificates. A good standing certificate of the applicable state of incorporation certifying to the good standing and corporate status of each Borrower, good standing/foreign qualification certificates from all other jurisdictions in which each Borrower is required to be qualified to do business, and tax lien certificates for that Borrower from each jurisdiction in which that Borrower is required to be qualified to do business.

                  (b) Authorization Documents. Evidence of authorization of Borrowers' execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

                  (c) Insurance. Evidence of the insurance coverage required under Section 5.12.

                  (d) Opinion of Counsel. An opinion of counsel for Borrowers in form and content satisfactory to Bank.

                  (e) Mortgaged Property Documents. A title insurance policy insuring Bank's mortgage lien as required under Section 3.2 and otherwise in form satisfactory to Bank with no restrictions, liens, encumbrances or exceptions, except as approved by Bank; copies of all approvals, permits and authorizations related to ownership and operation of the Mortgaged Property; and a satisfactory survey of the Mortgaged Property.

                  (f) Other Documents. Such other documents as may be required to be submitted to Bank by the terms or of any Loan Documents.

10. CERTAIN CONDITIONS TO SUBSEQUENT ADVANCES. Without limiting Bank's discretion to make advances under the Line subsequent to the date hereof, subsequent advances shall be conditioned upon the following conditions and each request by Borrowers for an advance shall constitute a representation by Borrowers to Bank that each condition has been met or satisfied:

         10.1 Representations and Warranties. All representations and warranties of Borrowers contained herein or in the Loan Documents shall be true at and as of the date of such advance as if made on such date, and each request for an advance shall constitute reaffirmation by Borrowers that such representations and warranties are then true.

         10.2 No Default. No condition or event shall exist or have occurred at or as of the date of such advance which would constitute a Default or an Event of Default hereunder (or would, upon the giving of notice or the passage of time or both, constitute such an Event of Default).

         10.3 Other Requirements. Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

11.      DEFAULT AND REMEDIES.

         11.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

                  (a) The failure of Borrowers to pay any amount of principal or interest on the Line Note, or any other Bank Indebtedness within ten (10) days of the date on which such payment is due, whether, on demand, at the stated maturity, or due date, thereof or by reason of any requirement for the prepayment thereof, by acceleration or otherwise.

                  (b) The failure of any Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this Section 11.1 and such failure continues unremedied for a period of ten (10) days after the earlier of (i) notice from Bank to Borrowers of the existence of such failure, or (ii) any officer or principal of any borrower knows or should have known of the existence of such failure, provided that, in the event such failure is incapable of remedy or consists of a default of any of the financial covenants in Section 6, or was willfully caused or permitted by any Borrower or Borrowers shall not be entitled to any notice of grace hereunder.

                  (c) The failure of any Borrower to pay any Indebtedness for borrowed money due to any third Person or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining thereto binding any Borrower, after the expiration of any notice and/or grace periods permitted in such documents;

                  (d) The failure of any Borrower to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

                  (e) The adjudication of any Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against any Borrower or the entry of an order appointing a receiver or trustee for any Borrower of any of its property or approving a petition seeking reorganization of it or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

                  (f) A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or (unless dismissed within 90 days) against any Borrower or any Borrower makes an assignment for the benefit of creditors, or any Borrower takes any action to authorize any of the foregoing;

                  (g) The suspension of the operation of any Borrowers' present business, or any Borrower becoming unable to meet its debts as they mature, or the admission in writing by any Borrower to such effect, or any Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

                  (h) All or any part of the Collateral or the assets of any Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors;

                  (i) The entry of a final judgment(s) in excess of Three Hundred Thousand Dollars ($300,000.00) in the aggregate for the payment of money against any Borrower which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within five (5) days after the expiration of any such stay;

                  (j) Any representation or warranty of any Borrower in any of the Loan Documents is discovered to be untrue in any material respect or any statement, certificate or data furnished by any Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

                  (k) A Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

                  (l) Any Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts any Borrower from conducting all or any material part of its business;

                  (m) A breach by any Borrower occurs under any material agreement, document or instrument, whether heretofore, now or hereafter existing between any Borrower and any other Person;

                  (n) A material and adverse change occurs in a Borrower's operations, management or financial condition or in the value of the Collateral;

                  (o) The Collateral, or the prospects of the payment of the Bank Indebtedness is jeopardized or impaired;

                  (p) Any uninsured damage to, or loss, theft, or destruction of, any of the Collateral in excess of Three Hundred Thousand Dollars ($300,000.00) in the aggregate;

                  (q) Any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty loss occurs resulting in the cessation or substantial curtailment of production or other revenue producing activities at any facility of any Borrower for more than thirty (30) consecutive days;

                  (r) The loss, suspension, revocation or failure to renew any license or permit now held or hereafter acquired by any Borrower, which loss, suspension, revocation or failure to renew remains unremedied for a period of thirty (30) days and might have a material adverse effect on the business profits, assets or financial condition of that Borrower;

                  (s) Any change in the stock ownership of any Borrower, other than Adage, Inc., as described on Schedule 4.3, any issuance of stock, debentures, warrants or other securities of any Borrower or any pledge of the stock of any Borrower, except as otherwise permitted hereunder; or

                  (t) The validity or enforceability of this Agreement or any of the Loan Documents is contested by a Borrower; any stockholder of a Borrower; or any Borrower denies that it has any or any further liability or obligation hereunder or thereunder.

         11.2 Remedies. At the option of the Bank, upon the occurrence of an Event of Default, or at any time thereafter.

                  (a) The entire unpaid principal of the Line, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrowers to Bank hereunder or under any other agreement, note or otherwise arising shall become immediately due and payable without any further demand or notice;

                  (b) The Line will immediately terminate and the Borrowers will receive no further extensions of credit thereunder;

                  (c) Bank may increase the interest rate on the Line to the applicable default rate set forth herein, without notice;

                  (d) Bank may reduce availability under the Formula or require additional reserves, without notice;

                  (e) Bank may enter the premises occupied by any Borrower and take possession of the Collateral and any records relating thereto; and/or

                  (f) Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

         If an Event of Default occurs under Section 11.1(e) or (f), all Bank Indebtedness shall become immediately due and payable.

         11.3 Sale or Other Disposition of Collateral. The sale, lease or other disposition of the Collateral, or any part thereof, by Bank after an Event of Default may be for cash, credit or any combination thereof, and Bank may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the Bank Indebtedness then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. The Bank may cause the Collateral to remain on Borrowers' premises or otherwise or to be removed and stored at premises owned by other persons, at Borrowers' expense, pending sale or other disposition of the Collateral. Borrowers, at Bank's request, shall assemble the Collateral consisting of inventory and tangible assets and make such assets available to Bank at a place to be designated by Bank. Bank shall have the right to conduct such sales on a Borrowers' premises, at Borrowers' expense, or elsewhere, on such occasion or occasions as Bank may see fit. Any notice required to be given by Bank of sale, lease or other disposition or other intended action by Bank with respect to any of the Collateral which is deposited in the United States mail, postage prepaid and duly addressed to the Borrowers at the address specified in Section 12.1 below, at least five (5) business days prior to such proposed action, shall constitute fair and reasonable notice to Borrowers of any such action. The net proceeds realized by Bank upon any such sale or other disposition, after deduction for the expenses of retaking, holding, storing, transporting, preparing for sale, selling or otherwise disposing of the Collateral incurred by Bank in connection therewith and all other costs and expenses related thereto including attorney fees, shall be applied in such order as Bank, in its sole discretion, elects, toward satisfaction of the Bank Indebtedness. Bank shall account to Borrowers for any surplus realized upon such sale or other disposition, and Borrowers shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Bank's security interest in the Collateral. Borrowers agree that Bank has no obligation to preserve rights to the Collateral against any other parties. Bank is hereby granted a license or other right to use, after an Event of Default, without charge, Borrowers' labels, general intangibles, intellectual property, equipment, real estate, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any inventory or other Collateral and Borrowers' rights under all contracts, licenses, approvals, permits, leases and franchise agreements shall inure to Bank's benefit. Bank shall be under no obligation to marshall any assets in favor of Borrowers or any other party or against or in payment of any or all of the Bank Indebtedness.

         11.4 Actions with Respect to Accounts. Each Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's designated officers, employees or agents) as its true and lawful attorney-in-fact, with full power of substitution with power to sign its name and to take any of the following actions, in its name or the name of Bank, as Bank may determine, without notice to such Borrower and at Borrowers' expense:

                  (a) Verify the validity and amount of or any other matter relating to the Collateral by mail, telephone, telecopy or otherwise;

                  (b) After the occurrence of an Event of Default, notify all account debtors that Borrowers' accounts have been assigned to Bank and that Bank has a security interest therein;

                  (c) If Bank shall require a lockbox pursuant to Section 3.4 above, direct all account debtors to make payment of all Borrowers' accounts directly to Bank and forward invoices directly to such account debtors;

                  (d) If Bank shall require a lockbox pursuant to Section 3.4 above, take control in any manner of any cash or non-cash items of payment or proceeds of such accounts;

                  (e) After the occurrence of an Event of Default, notify the United States Postal Service to change the address for delivery of mail addressed to such Borrower to such address as Bank may designate;

                  (f) If Bank shall require a lockbox pursuant to Section 3.4 above, have access to any lockbox or postal boxes into which Borrowers mail is deposited and receive, open and dispose of all mail addressed to any Borrower;

                  (g) After the occurrence of an Event of Default, take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to any accounts;

                  (h) After the occurrence of an Event of Default, enforce payment of and collect any accounts, by legal proceedings or otherwise, and for such purpose Bank may:

                           (i) Demand payment of any accounts or direct any account debtors to make payment of accounts directly to Bank;

                           (ii) Receive and collect all monies due or to become due to any Borrower;

                           (iii) Exercise all of Borrowers' rights and remedies with respect to the collection of accounts;

                           (iv) Settle, adjust, compromise, extend, renew, discharge or release the accounts;

                           (v) Sell or assign the accounts on such terms, for such amount and at such times as Bank deems advisable;

                           (vi) Prepare, file and sign any Borrower's name or names on any Proof of Claim or similar document in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

                           (vii) Endorse the name of any Borrower upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to the accounts or goods pertaining thereto or upon any checks or other media of payment or evidences of a security interest that may come into Bank's possession;

                           (viii) Sign the name of any Borrower to verifications of accounts and notices thereto sent by account debtors to such Borrower; or

                           (ix) Take all other actions necessary or desirable to protect Borrowers' or Bank's interest in the accounts.

Borrowers ratify and approve all acts of said attorneys and agree that said attorneys shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except willful misconduct. This power, being coupled with an interest, is irrevocable. Borrowers agree to assist the Bank in the collection and enforcement of its accounts and not to hinder, delay or impede the Bank in its collection or enforcement of said accounts.

         11.5 Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of any Borrower now or at any time in Bank's possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness. At any time and from time to time following the occurrence of an Event of Default, or an event which with the giving of notice or passage of time or both would constitute an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrowers against any or all of the Bank Indebtedness and the Borrowers' obligations under the Loan Documents.

         11.6 Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and any Borrower shall operate as or be deemed to constitute a waiver of Bank's rights under the Loan Documents or affect the duties or obligations of Borrowers.

         11.7 Remedies Cumulative. The rights, remedies, powers and privileges provided for in shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank's favor at law or in equity. Whenever the Bank's consent or approval is required or permitted, such consent or approval shall be at the sole and absolute discretion of Bank.

         11.8 Certain Fees, Costs, Expenses and Expenditures. Borrowers agree to pay on demand all costs and expenses of Bank, including without limitation, all reasonable fees, disbursements, expenses and disbursements of counsel retained by Bank and all fees related to filings, recording of documents, searches and title insurance, in connection with (a) the review, preparation, negotiation, documentation and closing of the transactions contemplated hereunder, whether or not the transactions contemplated hereunder are consummated, (b) any subsequent amendments, modifications, increases or extensions of the Line, and (c) the enforcement, protection and preservation of Bank's rights or remedies under the Loan Documents or any documents collateral thereto. In the event any Borrower shall fail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or lien (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including reasonable legal fees and expenses, filing fees and other charges) shall be payable by Borrowers on demand and shall constitute part of the Bank Indebtedness.

         With respect to any amount required to be paid by Borrowers under this Section, if Borrowers fail to pay any such amount on demand, Borrowers shall also pay to Bank interest thereon at the Default Rate. Borrowers' obligations under this Section shall survive termination of this Agreement.

         11.9 Time is of the Essence. Time is of the essence in Borrowers' performance of their obligations under the Loan Documents.

         11.10 Acknowledgement of Confession of Judgment Provisions. BORROWERS ACKNOWLEDGE AND AGREE THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWERS. BEING FULLY AWARE OF THEIR RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THEM BY BANK UNDER THE NOTE AND LOAN DOCUMENTS, BEFORE JUDGMENT CAN BE ENTERED, BORROWERS HEREBY WAIVE THESE RIGHTS AND AGREE AND CONSENT TO BANK ENTERING JUDGMENT AGAINST BORROWERS BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT FOR AN ATTORNEY'S COLLECTION COMMISSION IN ANY OF THE LOAN DOCUMENTS SHALL IN NO WAY LIMIT BORROWERS' LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY'S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

12.      COMMUNICATIONS AND NOTICES.

         12.1 Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by telecopy with an original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

                  To Borrowers:

                           Adage, Inc.
                           315 Willowbrook Lane
                           West Chester, PA  19382
                           Attn:  Robert T. Holland, Vice President
                           Telecopier No.: (610) 344-0210

                  With a copy to:

                           Hayes & Romero
                           21 S. Church Street
                           West Chester, PA  19382
                           Attn:  Frank Hayes, Esquire
                           Telecopier No.: (610) 436-9773

                  To Bank:

                           UJB Financial Corp.
                           Three Valley Square
                           512 Township Line Road, Suite 280
                           Blue Bell, PA  19422
                           Attn:  Christopher J. Annas, Vice President
                           Telecopier No.: (215) 619-4820

                  With a copy to:

                           Lesser & Kaplin, P.C.
                           350 Sentry Parkway, Bldg. 640
                           Blue Bell, PA   19422
                           Attn:  Sara Lee Keller-Smith, Esquire
                           Telecopier No.: (610) 828-1555

13. DEFINITIONS. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

         13.1 "Accounting Terms". As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

         13.2 "Affiliate", as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person in question.

         13.3 "Bank Indebtedness" shall mean all obligations and Indebtedness of Borrowers to Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank for payments made by Bank pursuant to any letter of credit issued for the account or benefit of Borrowers by Bank, all other obligations or undertakings now or hereafter made by or for the benefit of Borrowers to or for the benefit of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrowers with Bank, including, without limitation, all obligations of Borrowers to Bank under any guaranty or surety agreement and all obligations of Borrowers to immediately pay to Bank the amount of any overdraft on any deposit account maintained with Bank, together with all interest and other sums payable in connection with any of the foregoing.

         13.4 "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized by law to close.

         13.5 "Committed Amount" shall mean Fifteen Million Dollars ($15,000,000.00).

         13.6 "Consolidated Cash Flow" for any period, as applied to Borrowers, means the sum of (i) EBIT, plus (ii) depreciation and amortization expenses and all other noncash charges which were deducted in determining EBIT, all determined in accordance with GAAP.

         13.7 "Consolidated Cash Flow Coverage Ratio" shall mean for any period the ratio of (a) Consolidated Cash Flow for such period to (b) Interest Expense for such period, plus that portion of Borrowers' long term debt which became due and payable during such period.

         13.8 "Consolidated Current Assets" at a particular date, as applied to Borrowers, means the aggregate amount of all assets of Borrowers which would be classified as current assets on a consolidated balance sheet of Borrowers at such date, in accordance with GAAP.

         13.9 "Consolidated Current Liabilities" at a particular date, as applied to Borrowers, means the liabilities (including tax and other proper accruals) of Borrowers which would be included as current liabilities on a consolidated balance sheet of Borrowers at such date, in accordance with GAAP.

         13.10 "Consolidated Indebtedness" means all Indebtedness of Borrowers.

         13.11 "Consolidated Interest Coverage Ratio" shall mean for any period the ratio of (a) Consolidated Cash Flow for such period, to (b) Interest Expense for such period.

         13.12 "Consolidated Net Income" means income (or loss) after income and franchise taxes and shall have the meaning given such term by generally accepted accounting principles consistently applied and maintained, provided that there shall be specifically excluded therefrom (a) gains or loses from the sale of capital assets, (b) net income of any Person (other than a Borrower) in which any Borrower has an ownership interest, unless received by such Borrower in a cash distribution, and (c) any gains arising from extraordinary items, as defined by GAAP.

         13.13 "Consolidated Tangible Net Worth", as applied to Borrowers means the remainder after deducting from the sum of all assets (net of reserve for uncollectible accounts, depreciation, amortization, obsolescence and the like) properly appearing on a balance sheet of Borrower prepared in accordance with GAAP, the following:

                  (a) all Indebtedness of Borrowers; and

                  (b) to the extent reflected as an asset in such balance sheet,
(i) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including without limitation such items as organizational costs, good will, trademarks, trade names, service marks, brand names, franchises, copyrights, patents, licenses, rights with respect to the foregoing, leasehold improvements and unamortized debt discount and expense, (ii) all deferred charges, (iii) any write-up in the book value of any asset resulting from a re-evaluation thereof subsequent to the acquisition thereof (except write-ups to actual value specifically approved by Bank),
(iv) the amount, if any, at which securities (other than Indebtedness in good standing) of any Person which is not readily marketable appear on the asset side of such balance sheet, (v) the amount, if any, at which inventories or securities appearing on the asset side of such balance sheet exceed the lower of cost or current market value X or the price at which such Person has agreed to sell such inventories or securities; (vi) the book amount of any asset which is subject to pledge, lien, encumbrance or charge (including any escrow or similar deposit) to secure the payment of any obligation or indemnity to the extent that the amount of such obligation or indemnity does not constitute Indebtedness of any Borrower or to the extent that the amount of such obligation or indemnity cannot be ascertained and (vii) loans and notes payable due to any Borrower from affiliates, directors or officers of any Borrower.

         13.14 "Consolidated Working Capital" means the amount, as of the date of determination thereof, equal to the difference between the aggregate current assets and the aggregate current liabilities (including without limitation all accrued dividends) of Borrowers, determined in accordance with generally accounting principles consistently maintained.

         13.15 "Corporation" means a corporation, partnership, trust, unincorporated organization, association or joint stock company.

         13.16 "Default" means an event which, after the passage of time or the giving of notice, would constitute an Event of Default.

         13.17 "EBIT" as applied to Borrowers for any period, means earnings of Borrowers for such period, plus the aggregate amounts deduced in determining such earnings in respect of (i) interest paid on Indebtedness of Borrowers for such period, and (ii) income taxes for such period, each determined in accordance with GAAP.

         13.18 "Eligible Inventory" means inventory in the possession of any Borrower which complies with the representations set forth in Section 5.24 and meet all specifications established by Bank, in its sole discretion, from time to time. Eligible Inventory shall not include (a) work-in-process, (b) inventory consisting of fuels; (c) inventory consisting of stores; (d) inventory which is not in good condition or not currently usable or salable in the ordinary course of such Borrower's business as determined by Bank; (e) inventory consisting of finished goods which do not meet the specifications of the purchase order for which such inventory was produced; (f) inventory with respect to which Bank does not have a first and valid, fully perfected security interest; (g) inventory consisting of packaging, shipping materials or supplies; (h) inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); and
(i) inventory held by such Borrower for a period in excess of six (6) months. In the event that inventory previously scheduled, listed or referred to, in any statement or report by or on behalf of a Borrower and upon which Borrowers are basing availability under the Line Bank ceases to be Eligible Inventory, Borrowers shall notify Bank thereof immediately.

         13.19 "Eligible Receivables" means accounts receivables of any Borrower which have been due no more than the lessor of ninety (90) days from the invoice date or sixty (60) days from the due date, are not subject to offsets or deductions, comply with the representations set forth in Section 5.25 and meet all specifications established by Bank in its sole discretion from time to time. Eligible Receivables shall not include, without limitation: (a) nontrade receivables, (b) foreign accounts receivable; (c) contra-accounts;
(d) intercompany accounts or accounts from other affiliated corporations, organizations or individuals; (e) accounts receivables from the United States government or any of its agencies which have not been assigned to Bank under the Assignment of Claims Act; (h) finance charges; (i) lease receivables; and
(j) accounts receivable owed by a Person if twenty-five percent (25%) or more of such Person's; accounts receivable owed to such borrower are thirty (30) days or more past due. Bank may require that certain reserves be established against certain accounts receivable from time to time. In the event that any account receivable previously scheduled, listed or referred to in any certificate, statement or report by any Borrower and upon which Borrowers are basing availability under the Line ceases to be an Eligible Receivable, Borrowers shall notify Bank thereof immediately.

         13.20 "Event of Default" means each of the events specified in
Section 11.1.

         13.21 "Formula" means the sum of (a) eighty-five percent (85%) of the Borrowers' Eligible Accounts Receivable, (b) forty percent (40%) of the Value of Borrowers' Eligible Inventory and (c) Three Million Dollars ($3,000,000.00) (based on the Borrowers' fixed asset value which amount may be adjusted by Bank from time to time to take into account the fair market value of the Borrowers' fixed assets). Bank shall have the right to adjust the applicable percentages to percentages as established by Bank upon prior notice to Borrowers.

         13.22 "GAAP" means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

         13.23 "Indebtedness", as applied to a Person, means:

                  (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined;

                  (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

                  (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other than for collection or deposit in the ordinary course of business), discounted, sold with recourse or for less than face value or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or to otherwise) or otherwise to become directly or indirectly liable.

         13.24 "Interest Expense", as applied to Borrowers, means for any period, the aggregate amount of interest accrued on Indebtedness by Borrowers for such period, determined in accordance with GAAP.

         13.25 "LIBOR Loans" means loans and advances extended by Bank to Borrowers under the Line bearing interest at the LIBOR Rate.

         13.26 "LIBOR Rate" means for any day during each Rate Period the per annum rate of interest (computed on a basis of a year of 360 days and actual days elapsed) determined by Bank by adding (a) the per annum rate of interest estimated in good faith by Bank in accordance with its usual procedures (which determination shall be conclusive) to be the average of the rate per annum for deposits, in an amount of U.S. Dollars comparable to the amount of principal relating to such Rate Period and having maturities comparable to such Rate Period, offered to major money center banks in the London interbank market at or about 11:00 a.m., London time, two London business days prior to such Rate Period, and (b) two and one-half percent (2.5%). In the event that the LIBOR Rate is unavailable or cannot be ascertained, Bank shall have the right to designate the LIBOR Rate on such basis as it shall reasonably determine.

         13.27 "Loan Documents" means the Line Note, this Agreement and all other documents, executed or delivered by Borrowers pursuant to this Agreement.

         13.28 "Notification" means telephonic notice (which shall be irrevocable) by Borrowers to Bank that Borrowers have requested that LIBOR Rate apply to some portion of the principal amount of the Line in accordance with the provisions of Section 1.6 hereof, which notice shall be given no later than 10:00 a.m. Philadelphia time, on the day which at least two (2) Business Days prior to the day on which the LIBOR Loans will be effective, which notice shall specify (a) which interest rate option is selected; (b) the principal amount of the Line to be subject to such rate; (c) whether such amount is a new advance, a renewal of a previous request of such rate, a conversion from one interest rate to another, or a combination thereof; (d) the Rate Period selected; and (e) the date on which such request is to become effective.

         13.29 "Out-Of-Formula Advance" means the amount by which the then outstanding principal balance of the Line exceeds the amount that Bank may advance pursuant to the formula advance provisions of Section 1.1 subject to such other restrictions on advances as are otherwise set forth in this Agreement.

         13.30 "Person" means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

         13.31 "Prime Rate" means the annual interest rate established from time to time by Bank and generally known by Bank as its "prime rate", whether published by it publicly or only for the internal guidance of its loan officers. The Prime Rate is used merely as a pricing index and is not and should not be considered to represent the lowest or best rate available to a borrower.

         13.32 "Rate Period" means for any portion of principal of the Line for which Borrowers elect the LIBOR Rate, the period of time for which such rate shall apply to such principal portion. Rate Periods for principal earning interest at the LIBOR Rate shall be for periods of 30, 60 or 90 days, and for no other lengths of time, provided that, no Rate Period may end after the Contract Period.

         13.33 "Subsidiary" means a Corporation (a) which is organized under the laws of the United States or any State thereof, (b) which conducts substantially all of its business and has substantially all of its assets within the Untied States, and (c) of which more than fifty percent (50%) of its outstanding voting stock of every class (or other voting equity interest) is owned by a Borrower or one or more of its Subsidiaries.

         13.34 "Value" with respect to Eligible Inventory means the lower of cost (determined on a first-in-first-out basis) or market value. Bank may require that certain reserves be established against certain inventory from time to time.

14.      WAIVERS.

         14.1 Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, each Borrower waives:

                  (a) all errors, defects and imperfections in such proceedings;

                  (b) all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

                  (c) all rights to inquisition on any real estate, which real estate may be levied upon pursuant to a judgment obtained under any of the Loan Documents and sold upon any writ of execution issued thereon in whole or in part, in any order desired by Bank;

                  (d) presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

                  (e) any requirement for bonds, security or sureties required by statute, court rule or otherwise;

                  (f) any demand for possession of Collateral prior to commencement of any suit; and

                  (g) all rights to claim or recover attorney's fees and costs in the event that any Borrower is successful in any action to remove, suspend or enforce a judgment entered by confession.

         14.2 Forbearance. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrowers.

         14.3 Limitation on Liability. Borrowers shall be responsible for and Bank is hereby released from any claim or liability in connection with:

                  (a)  Safekeeping any Collateral;

                  (b)  Any loss or damage to any Collateral;

                  (c)  Any diminution in value of the Collateral; or

                  (d) Any act or default of another Person.

                  Bank shall only be liable for any act or omission on its part constituting gross negligence or wilful misconduct. In the event that Bank breaches its required standard of conduct, Borrowers agree that Bank's liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event any Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrowers will indemnify and hold Bank harmless from all costs and expenses, including attorney's fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duties of Borrowers.

15.      SUBMISSION TO JURISDICTION.

         15.1 Submission to Jurisdiction. Each Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank's election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and each Borrowers waive any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it them at the address set forth in Section 12.1 and that service so made shall be deemed to be completed upon the earlier of actual receipt or three (3) days after the same shall have been posted to the address of Borrower set forth below. Each Borrower hereby irrevocably appoints Robert Holland as its agent for the purpose of accepting service of any process within the Commonwealth of Pennsylvania. Nothing contained in this Section 15.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against any Borrower or its property in the courts of any other jurisdiction.

16.      MISCELLANEOUS.

         16.1 Brokers. The transaction contemplated hereunder was brought about and entered into by Bank and Borrowers acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrowers represent to Bank that Borrowers have not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. Whether any such claim is made against Bank by any broker, finder or agent or any other Person, Borrowers agree to indemnify, defend and hold Bank harmless against any such claim, at Borrowers' own cost and expense, including Bank's attorneys' fees. Borrowers further agree that until any such claim or demand is adjudicated in Bank's favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

         16.2 Use of Bank's Name. No Borrower shall use Bank's name or the name of any of Bank's Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

         16.3 No Joint Venture. Nothing contained herein is intended to permit or authorize Borrowers to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrowers.

         16.4 Survival. All covenants, agreements, representations and warranties made by any Borrower in the Loan Documents or made by or on its behalf in connection with the transactions contemplated here shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrowers. All statements contained in any certificate, statement or other document delivered by or on behalf of any Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrowers.

         16.5 No Assignment by Borrower. No Borrower may assign any of its rights hereunder without the prior written consent of Bank, and Bank shall not be required to lend hereunder except to Borrowers as they presently exist.

         16.6 Assignment or Sale by Bank. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to any Borrower in its possession.

         16.7 Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

         16.8 Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         16.9 Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party.

         16.10 Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

         16.11 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding business day.

         16.12 Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such Commonwealth.

         16.13 Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank's rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

         16.14 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

         16.15 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

         16.16 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

         16.17 Joint and Several Liability. If there is more than one Borrower, all agreements, conditions, covenants and provisions of the Loan Document shall be the joint and several obligation of each Borrower.

         16.18 Waiver of Right to Trial by Jury. BORROWERS AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWERS OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWERS AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF BORROWERS AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWERS ACKNOWLEDGE THAT THEY HAVE HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT THEY FULLY UNDERSTAND THEIR TERMS, CONTENT AND EFFECT, AND THAT THEY VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         ADAGE, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President

                                         ALLISTER MANUFACTURING CO., INC.


                                         By:_________________________________
                                            Robert T. Holland, President

                                         FORT ORANGE PAPER COMPANY, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President

                                         RELM COMMUNICATIONS, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President

                                         REDGO PROPERTIES, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President




                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                 [SIGNATURES CONTINUED FROM THE PRECEDING PAGE]

                                         UJB FINANCIAL CORP.


                                         By:_________________________________
                                            Christopher J. Annas,
                                            Vice President

         The following being the Signing Subsidiaries hereby join in and agree to be bound by the terms and conditions of this Loan and Security Agreement this 27th day of February, 1996.

                                        NAAMAN'S CREEK CENTER, INC.


                                        By:_________________________________
                                           Robert T. Holland, Vice President


                                        LINFIELD WOODS DEVELOPMENT, INC.


                                        By:_________________________________
                                           Robert T. Holland, Vice President


                                        SANATOGA COMMONS DEVELOPMENT, INC.


                                        By:_________________________________
                                           Robert T. Holland, Vice President


                                        RIVERVIEW PROPERTIES, INC.


                                        By:_________________________________
                                           Robert T. Holland, Vice President



                  [SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

                 [SIGNATURES CONTINUED FROM THE PRECEDING PAGE]




                                         MAPLE RIDGE DEVELOPMENT, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President


                                         RXD, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President



                                         BK RADIO, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President


                                         RELM COMMUNICATIONS OF FLORIDA, INC.


                                         By:_________________________________
                                            Robert T. Holland, Vice President

                                FORM OF LINE NOTE








                                 (SEE ATTACHED)









                                   EXHIBIT "A"
                                       TO
                           LOAN AND SECURITY AGREEMENT

                                      NOTE

                                             Blue Bell, Pennsylvania

                                             Dated: February 27, 1996

$15,000,000.00

        FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, ADAGE, INC., a Pennsylvania corporation, ALLISTER MANUFACTURING CO., INC., a Pennsylvania corporation, FORT ORANGE PAPER COMPANY, INC., a New York corporation, RELM COMMUNICATIONS, INC., a Florida corporation, and REDGO PROPERTIES, INC., a Pennsylvania corporation (collectively, the "Borrowers" or individually a "Borrower"), hereby jointly and severally promise to pay to the order of UJB FINANCIAL CORP. with offices located at Three Valley Square, 512 Township Line Road, Suite 280, Blue Bell, Pennsylvania ("Bank"), ON DEMAND after the occurrence of an Event of Default or expiration of the Contract Period, the principal sum of Fifteen Million Dollars ($15,000,000.00), or such greater or lesser principal amount as may be outstanding from time to time under the line of credit established by Bank for the benefit of Borrowers pursuant to the terms of that certain Loan and Security Agreement of even date herewith between Borrowers and Bank (such Loan and Security Agreement, as the same may be amended, supplemented or restated from time to time, being the "Loan Agreement"), together with interest thereon, upon the following terms:

        1. Line Note. This Note is the "Line Note" as defined in the Loan Agreement and, as such, shall be construed in accordance with all terms and conditions thereof. Capitalized terms not defined herein shall have such meaning as provided in the Loan Agreement. This Note is entitled to all the rights and remedies provided in the Loan Agreement and the Loan Documents and is secured by all collateral as described therein.

        2. Interest Rate. Interest on the unpaid principal balance hereof will accrue from the date of advance until final payment thereof at the applicable rates set forth in the Loan Agreement.

        3. Default Interest. Interest will accrue on the outstanding principal amount hereof following the occurrence of an Event of Default, demand for the payment hereof or the expiration of the Contract Period until paid at a rate per annum which is two percent (2%) in excess of the applicable rate (the "Default Rate").

        4. Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

        5. Computation. Interest will be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed.

        6. Interest Payments. Interest which accrues on the outstanding principal balance hereof at the applicable rate set forth above shall be due and payable monthly, as billed by Bank, on the first day of each calendar month, commencing on the first day of the first calendar month following the date hereof.

        7. Place of Payment. Principal and interest hereunder shall be payable as provided in the Loan Agreement, or at such other place as Bank, from time to time, may designate in writing.

        8. Default; Remedies. Upon the occurrence of an Event of Default or upon demand as provided above, Bank, at its option and without notice to Borrower, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by Borrower hereunder or under the Loan Documents, together with interest accrued thereon at the applicable rate specified above. Payment thereof may be enforced and recovered in whole or in part at any time and from time to time by one or more of the remedies provided to Bank in this Note or in the Loan Documents or as otherwise provided at law or in equity, all of which remedies are cumulative and concurrent.

        9. Waivers. Borrower and all endorsers, jointly and severally, waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, except for such notices, if any, as are expressly required to be delivered by Bank to Borrower under the Loan Agreement.

        10. Miscellaneous. If any provisions of this Note shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof. This Note has been delivered in and shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the law of conflicts. This Note shall be binding upon Borrower and upon Borrowers' successors and assigns and shall benefit Bank and its successors and assigns. The prompt and faithful performance of all of Borrower's obligations hereunder, including without limitation, time of payment, is of the essence of this Note.

        11. Joint and Several Liability. If there is more than one Borrower executing this Note, all agreements, conditions, covenants and provisions of this Note shall be the joint and several obligation of each Borrower.

        12. Confession of Judgment. BORROWERS HEREBY AUTHORIZE AND EMPOWER ANY ATTORNEY OR THE PROTHONOTARY OR CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY OTHER JURISDICTION WHICH PERMITS THE ENTRY OF JUDGMENT BY CONFESSION, TO APPEAR FOR BORROWERS AT ANY TIME AFTER DEMAND HEREUNDER AS PROVIDED ABOVE OR AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN

AGREEMENT IN ANY ACTION BROUGHT AGAINST BORROWERS ON THIS NOTE OR THE LOAN DOCUMENTS AT THE SUIT OF BANK, WITH OR WITHOUT COMPLAINT OR DECLARATION FILED, WITHOUT STAY OF EXECUTION, AS OF ANY TERM OR TIME, AND THEREIN TO CONFESS OR ENTER JUDGMENT AGAINST BORROWERS FOR THE ENTIRE UNPAID OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AND ALL OTHER SUMS TO BE PAID BY BORROWERS TO OR ON BEHALF OF BANK PURSUANT TO THE TERMS HEREOF OR OF THE LOAN DOCUMENTS AND ALL ARREARAGES OF INTEREST THEREON, TOGETHER WITH ALL COSTS AND OTHER EXPENSES AND REASONABLE ATTORNEY'S FEES; AND FOR SO DOING THIS NOTE OR A COPY HEREOF VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT.

     THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL THE AMOUNTS DUE HEREUNDER. BORROWERS ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY COUNSEL IN CONNECTION WITH THE EXECUTION AND DELIVERY OF THIS NOTE AND THAT THEY KNOWINGLY WAIVE THEIR RIGHT TO BE HEARD PRIOR TO THE ENTRY OF SUCH JUDGMENT AND UNDERSTANDS THAT, UPON SUCH ENTRY, SUCH JUDGMENT SHALL BECOME A LIEN ON ALL REAL PROPERTY OF BORROWERS IN THE COUNTY WHERE SUCH JUDGMENT IS ENTERED.

        IN WITNESS WHEREOF, Borrowers, intending to be legally bound hereby, has caused this Note to be duly executed the day and year first above written.


                                       ADAGE, INC.

                                       By:
                                          -------------------------------------
                                       Robert T. Holland, Vice President
(CORPORATE SEAL)

                                       ALLISTER MANUFACTURING CO., INC.

                                       By:
                                          -------------------------------------
                                       Robert T. Holland, President
(CORPORATE SEAL)


                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                   [SIGNATURES CONTINUED FROM PRECEDING PAGE]


                                       FORT ORANGE PAPER COMPANY, INC.

                                       By:
                                          -------------------------------------
                                       Robert T. Holland, Vice President
(CORPORATE SEAL)


                                       RELM COMMUNICATIONS, INC.

                                       By:
                                          -------------------------------------
                                       Robert T. Holland, Vice President
(CORPORATE SEAL)

                                       REDGO PROPERTIES, INC.

                                       By:
                                          -------------------------------------
                                       Robert T. Holland, Vice President